UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2014

STATIONDIGITAL CORPORATION
(formerly known as Alarming Devices, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-157010	26-3062327
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

_Highland Park Two, 5700 Oakland Ave, #200, St. Louis, Missouri, 63110_
(Address of principal executive offices)

Registrant's telephone number, including area code:  (855) 782-8466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
Item 3.02                          Unregistered Sales of Equity Securities.

On November 7, 2014, StationDigital Corporation (the "Company") entered into an agreement (the "Amendment") with all investors that participated in the recent private offerings of 12% senior secured convertible notes (the "12% Notes") and warrants to purchase shares of common stock of the Company (the "Warrants").  Pursuant to the Amendment, certain terms of the 12% Notes and Warrants were amended such that (i) the interest rate of the 12% Notes increased to 15%, (ii) the term "Qualified Financing" was redefined to mean an equity or convertible equity financing by the Company after the completion of the Notes and (iii) the number of warrant shares was amended to equal two shares of common stock of the Company per one dollar invested.  The Company will issue additional Warrants to the investors pursuant to the Amendment.

On November 7, 2014, the Company conducted a private offering (the "Private Offering") and entered into an amended and restated securities purchase agreement (the "Purchase Agreement") with Eagle Venture Management, LLC, a Minnesota Limited Liability Company ("Eagle Venture") whereby in exchange for a $1,000,000 investment, the Company issued to Eagle Venture a $1,000,000 principal face 15% secured convertible note (the "Note") and a warrant to purchase 2,000,000 shares of common stock (the "Eagle Venture Warrant").  The Note bears a nine-month maturity period and is convertible into shares of common stock based upon the lesser of (a) 70% of the per share price of common stock or Common Stock Equivalents in a Qualified Financing, as defined therein, and (b) $0.45 per share, subject to adjustment.  The Eagle Venture Warrant is exercisable at any time within five years of issuance at an exercise price per share of common stock equal to the lesser of (a) 70% of the per share price of common stock sold in a Qualified Financing, as defined therein, and (b) $0.45 per share, subject to adjustment.

The Company engaged a registered broker-dealer to serve as placement agent (the "Placement Agent") for the Private Offering who received a placement agent fee equal to 1% of the aggregate purchase price paid by Eagle Venture.

The Company conducted the Private Offering and will issue additional warrants as discussed above in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D.

The foregoing descriptions of the Amendment, Purchase Agreement, Note and Eagle Venture Warrant do not purport to be complete and are qualified in their entirety by reference to the complete texts attached as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Amendment by and between StationDigital Corporation and the Purchasers set forth therein, dated November 7, 2014.

10.2	Amended and Restated Securities Purchase Agreement by and between StationDigital Corporation and Eagle Venture Management, LLC, dated August 26, 2014.

10.3	15% Senior Secured Convertible Note.

10.4	Warrant, as Amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014	STATIONDIGITAL CORPORATION

	By:	/s/ Louis Rossi
Name: Louis Rossi
Title: Chief Executive Officer